TAM RESTAURANTS, INC.

                CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES,
                  AND RIGHTS OF THE 10% CUMULATIVE CONVERTIBLE

                      REDEEMABLE PREFERRED STOCK, SERIES A

                               ($.0001 Par Value)

                         ------------------------------

     Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the undersigned President and Chief Executive Officer of TAM Restaurants, Inc., a Delaware corporation (the "Corporation") hereby certifies that the following resolution stating the relative rights, preferences and limitations of a series of preferred stock of the Corporation, was approved by the unanimous vote of all of the members of the Board of Directors of the Corporation at a meeting of the Board of Directors held on November 19, 1998:

     RESOLVED, that the Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, as amended (hereinafter the "Certificate of Incorporation"), hereby authorizes the issue from time to time of a series of Preferred Stock, par value $.0001 per share, of the Corporation and hereby fixes the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation to be in their entirety as follows:

     Section 1. Designation. The series of Preferred Stock shall be designated and known as "10% Cumulative Convertible


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Redeemable Preferred Stock, Series A" (the "Series A Preferred Stock"). The
number of shares constituting such series shall be 150,000.

     Section 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock of the Corporation by reason of their ownership thereof, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, and a sum equal to Five Dollars ($5.00) per share.

     All of the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other series of capital stock of the Corporation ranking junior as to liquidation rights to the holders of Series A Preferred Stock, in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for

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distribution to stockholders subject to the rights of the holders, if any, of the Corporation's capital stock that rank prior to or on a parity with the Common Stock as to liquidation rights.

     If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     Section 3. Dividends and Distributions.

     (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate of ten percent (10%) per share as long as the shares of Series A Preferred Stock remains outstanding. Dividends shall accrue and be payable quarterly, in arrears, on the first business day of

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the month immediately following the last day of the Corporation's fiscal quarter commencing April 1, 1999.

     (b) Dividends payable pursuant to paragraph (a) of this Section 3 shall begin to accrue and be cumulative from the date of original issuance by the Corporation, whether or not funds are available for issuance. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

     (c) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section 4. Conversion.

     (a) Conversion by Holder. Subject to the provisions of paragraph (c) of this Section 4 and of Section 7 hereof, the holders of shares of the Series A Preferred Stock shall have conversion rights as follows: Outstanding shares of Series A Preferred Stock may be converted by the holders thereof into fully paid and nonassessable shares of the Corporation's Common Stock in the manner hereinafter provided in paragraphs (c) and (d) of this Section 4.

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     (b) Conversion Ratio. Subject to the provisions regarding the redemption of shares of Series A Preferred Stock as provided in Section 7 hereof, each share of Series A Preferred Stock shall be convertible at the option of the Holder into one (1) share of the Corporation's Common Stock (the "Conversion Ratio"); provided, however, in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, subdivision, combination or reclassification of shares of the Corporation's Common Stock, as the case may be, or any other change in the corporate structure or shares of the Corporation's Common Stock, as the case may be, prior to the conversion of the Series A Preferred Stock, the Corporation shall make such adjustment as the Board of Directors of the Corporation, in its good faith judgment, shall deem necessary, in the Conversion Ratio to give each holder of the Series A Preferred Stock substantially the same rights as the holder of the Series A Preferred
Stock had immediately prior to the occurrence of such event. In the event of any consolidation of the Corporation with, or merger of the Corporation into, another corporation where the Corporation is not the successor entity, or in the case of the sale or conveyance to another corporation of substantially all of the property of the Corporation, then the holder of the Series A Preferred Stock shall thereafter, upon conversion of the Series A Preferred Stock in accordance with the terms hereof, prior to the record date for such consolidation, merger, sale or conveyance, have the right to purchase and receive the kind and number of shares of stock and other securities or properties

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receivable upon such consolidation, merger, sale or conveyance, that would have been issued to the holder of the Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to such event.

     (c) Mechanics of Conversion. The right of the holders of the Series A Preferred Stock to convert their shares shall be exercised by transmitting to the Corporation at its principal executive offices or such other place as the Corporation shall specify in writing, a notice of such conversion together with certificates representing shares of the Series A Preferred Stock to be converted, duly endorsed in blank and accompanied by such proper instruments of transfer as may be requested by the Corporation. The notice shall state the number of shares of Series A Preferred Stock to be converted together with the applicable conversion ratio to be applied. The Corporation shall promptly, after receipt of the foregoing together with such other documents and evidence of payments of any required taxes on the part of the holder it may reasonably require, issue to the holder of the Series A Preferred Stock the appropriate number of shares of the Corporation's Common Stock.

     (d) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the

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carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     (e) Certificate as to Adjustments. Upon the occurrence of each adjustment to the Conversion Ratio pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments, (ii) the Conversion Ratio, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

     (f) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each other holder of Series A Preferred Stock at least ten (10) days prior to the date therein, a notice specifying the date on which any such record is to be taken for the purpose of such

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dividend or distribution.

     (g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of the Series A Preferred Stock.

     Section 5. Voting Rights. Except as otherwise required by law or as set forth below the holders of shares of Series A Preferred Stock shall be entitled to notice of all stockholders' meeting and shall be entitled to vote upon any matter submitted to the stockholders of the Corporation for a vote. Each holder of Series A Preferred Stock shall be entitled to one vote per share of Common Stock into which such holder's Series A Preferred Stock is then convertible, calculated as of the record date set forth in the notice of stockholders meeting.

     So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in voting power of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal any of the provisions of the Certificate of Designation, Powers, Preferences and Rights of the Series A Preferred Stock or Series A Preferred Stock or the Certificate of Incorporation of the Corporation, or authorize any reclassification of the Series A Preferred Stock, so as in any such case to affect adversely the

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preferences, special rights or powers of the Series A Preferred Stock, or to increase the authorized number of shares of Preferred Stock or Series A Preferred Stock or create or authorize any capital stock of the Corporation ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Corporation, on a parity with or prior to the Series A Preferred Stock.

     Section 7. Redemption.

     (a) The Corporation shall have the right, at its sole option and election made in accordance with paragraph (c) of this Section 7, to redeem, out of funds legally available therefor, shares of Series A Preferred Stock, in whole or in part, at a price of $5.00 per share plus all accrued and unpaid dividends (the "Redemption Price").

     (b) If less than all shares of Series A Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall, at the election of the Board of Directors of the Corporation, be selected pro rata or by lot or such other manner as the Board of Directors may determine;

     (c) (i) Notice of any redemption of shares of Series A Preferred Stock pursuant to this Section 7 shall be mailed at least ten (10), but not more than sixty (60), days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Holders of Series A Preferred Stock shall have conversion rights, in accordance with the provsions of Section 4 hereof, until the

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close of business on the business day immediately preceding the date fixed for redemption. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed and the date fixed for such redemption. The Corporation shall redeem the number of shares so specified on the date fixed for redemption. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (d) On the date of any redemption being made pursuant to this Section 7 which is specified in a notice given pursuant to paragraph (c) of this Section 7 and at any time after such notice shall have been mailed and before the date of redemption the Corporation may deposit, for the benefit of the holders of shares of Series A Preferred Stock to be redeemed, the funds necessary for such redemption with a bank or trust company. Any monies so deposited by the Corporation and unclaimed at the end of three years from the date designated for such redemption shall revert to the general funds of the Corporation. After such

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reversion, any such bank or trust company shall, upon demand, pay over to the
Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series A Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that monies are deposited pursuant to this paragraph (d) in respect of shares of Series A Preferred Stock that are converted in accordance with the provisions of Section 4, such monies shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such monies and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the Corporation for its own account.

     (e) Notice of redemption having been given as aforesaid, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series A Preferred Stock to be redeemed shall cease and terminates, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the business date

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immediately preceding the date of redemption, in accordance with Section 4.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be duly executed on its behalf by the undersigned Vice President this 29th day of December 1998.

                                    TAM RESTAURANTS, INC.

                                    By:  /s/ Anthony Golio
                                         ----------------------------
                                         Anthony Golio
                                         Vice President

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